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                            SUMMARY OF FUNDTECH LTD.
                                  ISRAEL LEASE

The following is an English translation of the material terms of the lease agreement:


LESSOR:           Crystal Rental Property Ltd.

LESSEE:           Fundtech Ltd.

DATE SIGNED:      January 17, 1999

TERMS:            May 15, 1999 - May 14, 2002, with two (1) year options


RENTAL AMOUNT:    -   NIS 69,340 (US $16,978) per month;

                  - $100.00 per parking space, increased to $125.00 after six months;

                  -   3 months rent abate; and

                  -   Linked to the U.S. dollar and the CPI

LOCATION:  Square meters located on the 4th floor of 12 CHILAZONE STREET, RAMAT-
           GAN, ISRAEL, plus (20) parking spaces.

UTILITIES, TAXES
& EXPENSES:         Lessee is responsible to pay its proportional share based
                    on (its proportional percentage of square meters in the building) of Management and Operating expenses. Including management fees, financing expenses, utilities, tax, management and operational fees.